EXHIBIT 16.1

October 14, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: IFAN Financial, Inc.

       File No. 001-36122

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 14, 2014 of IFAN Financial, INC. and are in agreement with the statements contained therein as it pertains to our firm.

Sincerely,

/s/ Anton & Chia, LLP

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